Exhibit 99.2

July 27, 2017

Twitter Announces Second Quarter 2017 Results

Daily Active Usage Increases 12% Year-over-Year, Marking Third Consecutive Quarter of Double-Digit Growth

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its second quarter 2017.

"We're proud that the product improvements we're making continue to increase their overall contribution to Twitter's growth. Monthly active usage (MAU) increased 5% year-over-year and daily active usage (DAU) increased 12% year-over-year, marking the third consecutive quarter of double-digit growth,” said Jack Dorsey, Twitter’s CEO. "We’re strengthening our execution, which gives us confidence that our product improvements will continue to contribute to meaningful increases in daily active usage. We’re also encouraged by the progress we’re making executing against our top revenue generating priorities as we focus on making Twitter the best place to see and share what's happening, where you can see every side and perspective.”

“We continue to invest in revenue products and services that leverage Twitter’s unique value proposition and are delivering more value to advertisers than ever, with double-digit growth in daily active usage, improvements in ad relevance and better pricing,” said Anthony Noto, Twitter’s COO. “We’re proud of our strong growth in video, which remained our largest and fastest growing ad format, and we received a positive response from advertisers around the live premium video content debuted at Twitter’s Digital Content NewFronts. We remain focused on growing revenue by improving the performance and measurement of our revenue products, tapping into new channels of demand and continuing to grow our data licensing revenue.”

Second Quarter 2017 Operational and Financial Highlights

The company posted second quarter revenue of $574 million, a decrease of 5% year-over-year. Quarterly GAAP net loss was $116 million, representing a GAAP net margin of (20%) and GAAP diluted EPS of ($0.16). This compares with a quarterly GAAP net loss of $107 million, representing a GAAP net margin of (18%) and GAAP diluted EPS of ($0.15) in the same period last year.

Quarterly non-GAAP net income was $56 million, or $0.08 per diluted share.

Beginning this quarter, Twitter is changing how it calculates its non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP financial measures. In order to assist investors to better understand the change, the company is providing the calculations under its prior method and the new method later in this press release under non-GAAP financial measures. The “New Method” consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using its blended U.S. statutory tax rate (which was 37%). The “Prior Method” consists of current and deferred income tax expense on a GAAP basis excluding the income tax effects related to acquisitions. This change will not affect the company’s non-GAAP income before income taxes, actual cash tax payments, or cash flows, but will result in significantly higher non-GAAP provision for income taxes. Twitter, however, does not expect to pay substantial taxes on a GAAP basis in the U.S. and certain other foreign jurisdictions for the foreseeable future due to its net operating loss carryforward balances. As of December 31, 2016, the company had U.S. federal net operating loss carryforwards of approximately $3.5 billion and state net operating loss carryforwards of approximately $1.4 billion. Over the near term, most of its cash taxes will continue to be mainly driven by the tax expense of its foreign subsidiaries, which amounts have not historically been significant. Twitter also believes that its long-term effective GAAP tax rate will be lower than the U.S. statutory tax rate based upon its established tax structure.

Under the prior method, non-GAAP net income for the quarter would have been $87 million and non-GAAP diluted EPS would have been $0.12.

Adjusted EBITDA was $178 million or 31% of total revenue, compared to $175 million or 29% of total revenue in the second quarter of 2016.

Average MAU was 328 million for the quarter, up 5% year-over-year and compared to 328 million in the previous quarter.  Average DAU grew 12% year-over-year, marking the third consecutive quarter of double-digit growth.

Outlook

Twitter today provided guidance for the third quarter and full year 2017. Similar to the last three quarters, the company is providing adjusted EBITDA, adjusted EBITDA margin, and stock-based compensation expense guidance.

For the third quarter, Twitter expects:

•Adjusted EBITDA to be between $130 million and $150 million;

•Adjusted EBITDA margin to be between 25% and 26%; and

•Stock-based compensation to be between $100 million and $110 million.

Additionally, for the full year 2017, Twitter expects:

•Total non-GAAP expenses to be down 3% to down 6%, compared to full year 2016;

•Stock-based compensation to be down 25% to down 30%, compared to full year 2016; and

•Capital expenditures to be between $300 million and $400 million.

Note that the company’s outlook for the third quarter and the full year 2017 reflects foreign exchange rates as of July 14, 2017.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Guidance for Adjusted EBITDA and Adjusted EBITDA margin excludes stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, restructuring charges and one-time nonrecurring gain. The company has not reconciled Adjusted EBITDA guidance to GAAP net loss because it does not provide guidance on GAAP net loss or the reconciling items between Adjusted EBITDA and GAAP net loss, other than stock-based compensation expense, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of net loss and such reconciling items will have a significant impact on its Adjusted EBITDA and Adjusted EBITDA margin. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Twitter's complete second quarter 2017 financial results can be found by accessing the company's Shareholder Letter at: https://investor.twitterinc.com/releases.cfm

Webcast and Conference Call Details

Twitter will host a conference call today, Thursday, July 27, 2017, at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss financial results. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your question to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company’s Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @Twitter, and @TwitterIR as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

About Twitter

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment to sports, politics, and everyday interests, see every side of the story. Join the open conversation. Watch live streaming events. Available in more than 40 languages around the world, the service can be accessed via twitter.com, an array of mobile devices, and SMS. For more information, please visit about.twitter.com, follow @Twitter, and download both the Twitter and Periscope apps at twitter.com/download and periscope.tv.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Twitter’s trends in engagement and audience growth, future financial and operating performance, including its outlook and guidance, Twitter’s expectations regarding its tax expense and cash taxes, Twitter's strategies, product and business plans, including strategies for improving the performance and measurement of its revenue products, tapping into new channels of demand, growing its data licensing revenue and the impact thereof on its business and operating results, the development of, investment in and demand for content, its products, product features and services, including video (including Live video), Twitter’s beliefs regarding its execution, ad relevance and pricing, the behavior of Twitter’s users and advertisers, Twitter’s expectations regarding the growth of its revenue, product cadence, impact of product improvements on growth and DAU, profitability, audience, engagement and monetization, advertiser base and spending, allocation of resources, and ad engagements. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not grow or decline; Twitter’s strategies, priorities, or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, each filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The forward-looking statements in this release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Twitter defines monthly active users (MAUs) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through its website, mobile website, desktop or mobile applications, SMS or registered third-party applications or websites in the 30-day period ending on the date of measurement. Average MAUs for a period represent the average of the MAUs at the end of each month during the period. Twitter defines daily active users or daily active usage (DAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website or mobile applications on any given day. Average DAU for a period represents the number of DAUs on each day of such period divided by the number of days for such period. To calculate the year-over-year change in DAUs, the average DAU for the three months ended in the previous year is subtracted from the average DAU for the same three months ended in the current year and the result is divided by the average DAU in the previous year. Prior to Q3 2016, Twitter has discussed DAUs and the ratio of MAUs to DAUs. In those instances, for comparability and consistency with MAUs, DAUs also included users who accessed Twitter through its desktop applications and third-party properties.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, non-GAAP net income, non-GAAP expenses, non-GAAP income before income taxes, non-GAAP provision for income taxes, Adjusted EBITDA margin, and non-GAAP diluted EPS. Twitter defines Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses, net, provision (benefit) for income taxes, restructuring charges and one-time nonrecurring gain; Twitter defines non-GAAP net income as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, cost-method investment impairment charges, restructuring charges and one-time nonrecurring gain; and adjustment to income tax expense based on the non-GAAP measure of profitability using Twitter’s blended U.S. statutory tax rate (which was 37%). Twitter defines non-GAAP expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash expense related to acquisitions, restructuring charges and one-time nonrecurring gain; Twitter defines non-GAAP income before income taxes as loss before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, cost-method investment impairment charges, restructuring charges and one-time nonrecurring gain; and Twitter defines non-GAAP provision for income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using Twitter’s blended U.S. statutory tax rate. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by non-GAAP share count. Non-GAAP share count is GAAP share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes and warrants. Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter uses the non-GAAP financial measures of Adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, non-GAAP expenses, Adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that Adjusted EBITDA, non-GAAP net income, non-GAAP expenses, Adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses and one-time gains or charges that it excludes in Adjusted EBITDA, non-GAAP net income, non-GAAP expenses, Adjusted EBITDA margin, and non-GAAP diluted EPS. Twitter also believes that Adjusted EBITDA, non-GAAP net income, non-GAAP expenses, Adjusted EBITDA margin, and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects, and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Contacts

Investors:
Cherryl Valenzuela

ir@twitter.com

Press:

Kristin Binns

press@twitter.com

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Adjusted EBITDA:
Net loss	$(116,488)	$(107,217)	$(178,047)	$(186,948)
Stock-based compensation expense	113,396	167,695	230,393	318,611
Depreciation and amortization expense	103,063	93,283	205,855	181,904
Interest and other expense, net	74,716	18,200	92,803	36,787
Provision for income taxes	3,413	2,641	6,607	4,669
Restructuring charges and one-time nonrecurring gain	(226)	—	(9,798)	47
Adjusted EBITDA	$177,874	$174,602	$347,813	$355,070

	(NEW METHOD)				(PRIOR METHOD)

	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2017	2016	2017	2016	2017	2016	2017	2016
Non-GAAP net income and net income per share:
Net loss	$(116,488)	$(107,217)	$(178,047)	$(186,948)	$(116,488)	$(107,217)	$(178,047)	$(186,948)
Exclude: Provision for income taxes	3,413	2,641	6,607	4,669	3,413	2,641	6,607	4,669
Loss before income taxes	(113,075)	(104,576)	(171,440)	(182,279)	(113,075)	(104,576)	(171,440)	(182,279)
Stock-based compensation expense	113,396	167,695	230,393	318,611	113,396	167,695	230,393	318,611
Amortization of acquired intangible assets	14,340	12,816	30,531	25,546	14,340	12,816	30,531	25,546
Non-cash interest expense related to convertible notes	20,041	18,570	39,289	36,940	20,041	18,570	39,289	36,940
Impairment of investments in privately-held companies	55,000	—	55,000	—	55,000	—	55,000	—
Restructuring charges and one-time nonrecurring gain	(226)	—	(9,798)	47	(226)	—	(9,798)	47
Non-GAAP income before income taxes	89,476	94,505	173,975	198,865	89,476	94,505	173,975	198,865
Non-GAAP provision for income taxes (1)	33,106	34,967	64,371	73,580	2,723	1,577	4,818	3,214
Non-GAAP net income	$56,370	$59,538	$109,604	$125,285	$86,753	$92,928	$169,157	$195,651
GAAP diluted shares	730,069	698,326	726,083	694,959	730,069	698,326	726,083	694,959
Dilutive equity awards (2)	8,214	10,753	8,444	10,593	8,214	10,753	8,444	10,593
Non-GAAP diluted shares	738,283	709,079	734,527	705,552	738,283	709,079	734,527	705,552
Non-GAAP diluted net income per share	$0.08	$0.08	$0.15	$0.18	$0.12	$0.13	$0.23	$0.28

(1) Beginning Q2 2017, the Company is changing its method of calculating its non-GAAP provision for income taxes in accordance with the SEC's Non-GAAP Financial Measures Compliance and Disclosure Interpretation. In order to assist investors to better understand the change, the Company is providing the calculations under its prior method and the new method. The "New Method" consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using its blended U.S. statutory tax rate of 37%.  The "Prior Method" consists of current and deferred income tax expense on a GAAP basis excluding the income tax effects related to acquisitions.  The Company does not, however, expect to pay significant GAAP taxes for the foreseeable future in the U.S. and certain other foreign jurisdictions and believes its long-term effective GAAP tax rate will be lower than the U.S. statutory tax rate based upon the established tax structure.

(2) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stock and warrant. There is no dilutive effect of the notes nor the related hedge and warrant transactions.

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

The impact of the change described in (1) above on prior periods with respect to non-GAAP net income and non-GAAP diluted net income per share is as follows:

	(PRIOR METHOD)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2017	2016	2016	2016	2016
Non-GAAP net income and net income per share:
Net loss	$(116,488)	$(61,559)	$(167,054)	$(102,871)	$(107,217)	$(79,731)
Exclude: Provision for income taxes	3,413	3,194	4,808	6,562	2,641	2,028
Loss before income taxes	(113,075)	(58,365)	(162,246)	(96,309)	(104,576)	(77,703)
Stock-based compensation expense	113,396	116,997	138,095	158,527	167,695	150,916
Amortization of acquired intangible assets	14,340	16,191	27,220	16,572	12,816	12,730
Non-cash interest expense related to convertible notes	20,041	19,248	19,070	18,650	18,570	18,370
Impairment of investments in privately-held companies	55,000	—	—	—	—	—
Restructuring charges and one-time nonrecurring gain	(226)	(9,572)	101,249	—	—	47
Non-GAAP income before income taxes	89,476	84,499	123,388	97,440	94,505	104,360
Non-GAAP provision for income taxes	2,723	2,095	4,784	5,699	1,577	1,637
Non-GAAP net income	$86,753	$82,404	$118,604	$91,741	$92,928	$102,723
GAAP diluted shares	730,069	722,048	713,618	704,359	698,326	691,564
Dilutive equity awards	8,214	8,675	14,357	16,492	10,753	10,433
Non-GAAP diluted shares	738,283	730,723	727,975	720,851	709,079	701,997
Non-GAAP diluted net income per share	$0.12	$0.11	$0.16	$0.13	$0.13	$0.15

	(NEW METHOD)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2017	2016	2016	2016	2016
Non-GAAP net income and net income per share:
Net loss	$(116,488)	$(61,559)	$(167,054)	$(102,871)	$(107,217)	$(79,731)
Exclude: Provision for income taxes	3,413	3,194	4,808	6,562	2,641	2,028
Loss before income taxes	(113,075)	(58,365)	(162,246)	(96,309)	(104,576)	(77,703)
Stock-based compensation expense	113,396	116,997	138,095	158,527	167,695	150,916
Amortization of acquired intangible assets	14,340	16,191	27,220	16,572	12,816	12,730
Non-cash interest expense related to convertible notes	20,041	19,248	19,070	18,650	18,570	18,370
Impairment of investments in privately-held companies	55,000	—	—	—	—	—
Restructuring charges and one-time nonrecurring gain	(226)	(9,572)	101,249	—	—	47
Non-GAAP income before income taxes	89,476	84,499	123,388	97,440	94,505	104,360
Non-GAAP provision for income taxes	33,106	31,265	45,654	36,053	34,967	38,613
Non-GAAP net income	$56,370	$53,234	$77,734	$61,387	$59,538	$65,747
GAAP diluted shares	730,069	722,048	713,618	704,359	698,326	691,564
Dilutive equity awards	8,214	8,675	14,357	16,492	10,753	10,433
Non-GAAP diluted shares	738,283	730,723	727,975	720,851	709,079	701,997
Non-GAAP diluted net income per share	$0.08	$0.07	$0.11	$0.09	$0.08	$0.09